UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

VISTRA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting (“Special Meeting”) of the stockholders of Vistra Energy Corp. (“Vistra Energy”) was convened at 9:00 a.m., Central Time, on March 2, 2018 at 1601 Bryan Street, 11th Floor, Dallas, Texas 75201 to vote upon (i) a proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of October 29, 2017 (the “Merger Agreement”), by and between Vistra Energy and Dynegy Inc., a Delaware corporation (“Dynegy”), as it may be amended from time to time, pursuant to which, among other things, Dynegy will merge with and into Vistra Energy (the “Merger”), with Vistra Energy continuing as the surviving corporation, (ii) a proposal (the “Stock Issuance Proposal”) to approve the issuance of shares of Vistra Energy common stock to Dynegy stockholders in connection with the Merger, as contemplated by the Merger Agreement and (iii) a proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Merger Proposal and the Stock Issuance Proposal (the “Adjournment Proposal”).

The final voting results as to each proposal (each of which proposals is described in greater detail in the joint proxy statement and prospectus dated January 25, 2018, as supplemented (the “Joint Proxy Statement and Prospectus”) and first mailed to Vistra Energy’s stockholders on or about January 29, 2018 are set forth below.

Proposal One - The Merger Proposal. The Merger Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
403,107,461	837,506	509,950	0

Proposal Two - The Stock Issuance Proposal. The Stock Issuance Proposal was approved. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
402,997,298	965,602	512,017	0

Proposal Three - The Adjournment Proposal. In connection with the Special Meeting, Vistra Energy solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes from Vistra Energy stockholders to approve the Merger Proposal and the Stock Issuance Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Joint Proxy Statement and Prospectus, which is available on the U.S. Securities and Exchange Commission’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Joint Proxy Statement and Prospectus. Assuming the satisfaction of such closing conditions, Vistra Energy expects the closing of the Merger to occur in the second quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: March 2, 2018	/s/ Cecily Small Gooch
	Name:	Cecily Small Gooch
	Title:	Senior Vice President, Associate General Counsel, Chief Compliance Officer and Corporate Secretary